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                                                                   EXHIBIT 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

General Motors Corporation:


     We consent to the incorporation by reference in this Amendment No. 3 to this Registration Statement on Form S-4 of our reports dated January 28, 1997 appearing in the Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1996 and to the reference to us under the headings "General Motors Selected Financial Data and Certain Per Share Data" and "Experts" in the Prospectus which is a part of such Registration Statement.


                                          Deloitte & Touche LLP

Detroit, Michigan

May 27, 1997